Exhibit (d)(xxiii) under Form N-1A
                                          Exhibit (10) under Item 601/Reg.
S-K


                        FEDERATED INSURANCE SERIES

                          SUB-ADVISORY AGREEMENT


     THIS AGREEMENT is made between Federated Investment Management Company, a Delaware business trust (hereinafter referred to as "Adviser") and Federated Global Investment Management Corp., a Delaware corporation having its principal place of business in New York, New York (hereinafter referred to as the "Sub-Adviser").

                                WITNESSETH:

      That the parties hereto, intending to be legally bound hereby agree as follows:

      1. Sub-Adviser hereby agrees to furnish to Adviser in its capacity as investment adviser to Federated Kaufmann Fund II (the "Fund"), a portfolio of Federated Insurance Series ("Trust"), such investment advice, statistical and other factual information, as may from time to time be reasonably requested by Adviser for the Fund which may be offered in one or more classes of shares ("Classes").

      2. For its services under this Agreement, Sub-Adviser shall receive from Adviser an annual fee ("the Sub-Advisory Fee"), as set forth in the exhibits hereto. In the event that the fee due from the Trust to the Adviser on behalf of the Fund is reduced in order to meet expense limitations imposed on the Fund by state securities laws or regulations, the Sub-Advisory Fee shall be reduced by one-half of said reduction in the fee due from the Trust to the Adviser on behalf of the Fund.

      Notwithstanding any other provision of this Agreement, the Sub-Adviser may from time to time and for such periods as it deems appropriate, reduce its compensation (and, if appropriate, assume expenses of the Fund or Class of the Fund) to the extent that the Fund's expenses exceed such lower expense limitation as the Sub-Adviser may, by notice to the Trust on behalf of the Fund, voluntarily declare to be effective.

      3. This Agreement shall begin for a Fund on the date that the parties execute an exhibit to this Agreement relating to such Fund and shall continue in effect for a Fund for two years from the date of its execution and from year to year thereafter, subject to the provisions for termination and all of the other terms and conditions hereof if: (a) such continuation shall be specifically approved at least annually by the vote of a majority of the Trustees of the Trust, including a majority of the Trustees who are not parties to this Agreement or interested persons of any such party (other than as Trustees of the Trust) cast in person at a meeting called for that purpose; and (b) Adviser shall not have notified the Trust in writing at least sixty (60) days prior to the anniversary date of this Agreement in any year thereafter that it does not desire such continuation with respect to the Fund.

      4. Notwithstanding any provision in this Agreement, it may be terminated at any time without the payment of any penalty: (a) by the Trustees of the Trust or by a vote of a majority of the outstanding voting securities (as defined in Section 2(a)(42) of the Act) of the Fund on sixty (60) days' written notice to Sub-Adviser; or (b) by Sub-Adviser or Adviser upon 120 days' written notice to the other party to the Agreement.

      5.    This Agreement shall automatically terminate:
            (a) in the event of its assignment (as defined in the Investment Company Act of 1940); or
            (b) in the event of termination of the Investment Advisory Contract for any reason whatsoever.

      6. So long as both Adviser and Sub-Adviser shall be legally qualified to act as an investment adviser to the Fund, neither Adviser nor Sub-Adviser shall act as an investment adviser (as such term is defined in the Investment Company Act of 1940) to the Fund except as provided herein and in the Investment Advisory Contract or in such other manner as may be expressly agreed between Adviser and Sub-Adviser.

      Provided, however, that if the Adviser or Sub-Adviser shall resign prior to the end of any term of this Agreement or for any reason be unable or unwilling to serve for a successive term which has been approved by the Trustees of the Trust pursuant to the provisions of Paragraph 3 of this Agreement or Paragraph 6 of the Investment Advisory Contract, the remaining party, Sub-Adviser or Adviser as the case may be, shall not be prohibited from serving as an investment adviser to such Fund by reason of the provisions of this Paragraph 6.

      7. This Agreement may be amended from time to time by agreement of the parties hereto provided that such amendment shall be approved both by the vote of a majority of Trustees of the Trust, including a majority of Trustees who are not parties to this Agreement or interested persons, as defined in Section 2(a)(19) of the Investment Company Act of 1940, of any such party at a meeting called for that purpose, and, where required by Section 15(a)(2) of the Act, by the holders of a majority of the outstanding voting securities (as defined in Section 2(a)(42) of the Investment Company Act of 1940) of the Fund.

      8. Sub-Adviser agrees to maintain the security and confidentiality of nonpublic personal information ("NPI") of Fund customers and consumers, as those terms are defined in Regulation S-P, 17 CFR Part 248. Adviser agrees to use and redisclose such NPI for the limited purposes of processing and servicing transactions; for specific law enforcement and miscellaneous purposes; and to service providers or in connection with joint marketing arrangements directed by the Fund, in each instance in furtherance of fulfilling Adviser's obligations under this Agreement and consistent with the exceptions provided in 17 CFR Sections 248.14, 248.15 and 248.13, respectively.



                           LIMITED POWER OF ATTORNEY


      KNOW ALL MEN BY THESE PRESENTS, dated as of March 1, 2002, that Federated Insurance Series, a Trust duly organized under the laws of the Commonwealth of Massachusetts (the "Trust"), does hereby nominate, constitute and appoint Federated Global Investment Management Corp., a corporation duly organized under the laws of the Delaware (the "Subadviser"), to act hereunder as the true and lawful agent and attorney-in-fact of the Trust, acting on behalf of each of the series portfolios for which the Subadviser acts as investment adviser shown on
Schedule 1 attached hereto and incorporated by reference herein (each such series portfolio being hereinafter referred to as a "Fund" and collectively as the "Funds"), for the specific purpose of executing and delivering all such agreements, instruments, contracts, assignments, bond powers, stock powers, transfer instructions, receipts, waivers, consents and other documents, and performing all such acts, as the Subadviser may deem necessary or reasonably desirable, related to the acquisition, disposition and/or reinvestment of the funds and assets of a Fund of the Trust in accordance with Subadviser's supervision of the investment, sale and reinvestment of the funds and assets of each Fund pursuant to the authority granted to the Subadviser as investment adviser of each Fund under that certain subadvisory contract dated March 1, 2002 by and between the Subadviser and the Trust (such subadvisory contract, as may be amended, supplemented or otherwise modified from time to time is hereinafter referred to as the "Subadvisory Contract").

      The Subadviser shall exercise or omit to exercise the powers and authorities granted herein in each case as the Subadviser in its sole and absolute discretion deems desirable or appropriate under existing circumstances. The Trust hereby ratifies and confirms as good and effectual, at law or in equity, all that the Subadviser, and its officers and employees, may do by virtue hereof. However, despite the above provisions, nothing herein shall be construed as imposing a duty on the Subadviser to act or assume responsibility for any matters referred to above or other matters even though the Subadviser may have power or authority hereunder to do so. Nothing in this Limited Power of Attorney shall be construed (i) to be an amendment or modifications of, or supplement to, the Subadvisory Contract, (ii) to amend, modify, limit or denigrate any duties, obligations or liabilities of the Subadviser under the terms of the Subadvisory Contract or (iii) exonerate, relieve or release the Subadviser any losses, obligations, penalties, actions, judgments and suits and other costs, expenses and disbursements of any kind or nature whatsoever which may be imposed on, incurred by or asserted against the Subadviser (x) under the terms of the Subadvisory Contract or
(y) at law, or in equity, for the performance of its duties as the investment adviser of any of the Funds.

      The Trust hereby agrees to indemnify and save harmless the Subadviser and its trustees, officers and employees (each of the foregoing an "Indemnified Party" and collectively the "Indemnified Parties") against and from any and all losses, obligations, penalties, actions, judgments and suits and other costs, expenses and disbursements of any kind or nature whatsoever which may be imposed on, incurred by or asserted against an Indemnified Party, other than as a consequence of gross negligence or willful misconduct on the part of an Indemnified Party, arising out of or in connection with this Limited Power of Attorney or any other agreement, instrument or document executed in connection with the exercise of the authority granted to the Subadviser herein to act on behalf of the Trust, including without limitation the reasonable costs, expenses and disbursements in connection with defending such Indemnified Party against any claim or liability related to the exercise or performance of any of the Subadviser's powers or duties under this Limited Power of Attorney or any of the other agreements, instruments or documents executed in connection with the exercise of the authority granted to the Subadviser herein to act on behalf of the Trust, or the taking of any action under or in connection with any of the foregoing. The obligations of the Trust under this paragraph shall survive the termination of this Limited Power of Attorney with respect to actions taken by the Subadviser on behalf of the Trust during the term of this Limited Power of Attorney. No Fund shall have any joint or several obligation with any other Fund to reimburse or indemnify an Indemnified Party for any action, event, matter or occurrence performed or omitted by or on behalf of the Subadviser in its capacity as agent or attorney-in-fact of Trust acting on behalf of any other Fund hereunder.

      Any person, partnership, Trust or other legal entity dealing with the Subadviser in its capacity as attorney-in-fact hereunder for the Trust is hereby expressly put on notice that the Subadviser is acting solely in the capacity as an agent of the Trust and that any such person, partnership, Trust or other legal entity must look solely to the Trust in question for enforcement of any claim against the Trust, as the Subadviser assumes no personal liability whatsoever for obligations of the Trust entered into by the Subadviser in its capacity as attorney-in-fact for the Trust.

      Each person, partnership, Trust or other legal entity which deals with a Fund of the Trust through the Subadviser in its capacity as agent and attorney-in-fact of the Trust, is hereby expressly put on notice (i) that all persons or entities dealing with the Trust must look solely to the assets of the Fund of the Trust on whose behalf the Subadviser is acting pursuant to its powers hereunder for enforcement of any claim against the Trust, as the Directors, officers and/or agents of such Trust, the shareholders of the various classes of shares of the Trust and the other Funds of the Trust assume no personal liability whatsoever for obligations entered into on behalf of such Fund of the Trust, and (ii) that the rights, liabilities and obligations of any one Fund are separate and distinct from those of any other Fund of the Trust.

      The execution of this Limited Power of Attorney by the Trust acting on behalf of the several Funds shall not be deemed to evidence the existence of any express or implied joint undertaking or appointment by and among any or all of the Funds. Liability for or recourse under or upon any undertaking of the Subadviser pursuant to the power or authority granted to the Subadviser under this Limited Power of Attorney under any rule of law, statute or constitution or by the enforcement of any assessment or penalty or by legal or equitable proceedings or otherwise shall be limited only to the assets of the Fund of the Trust on whose behalf the Subadviser was acting pursuant to the authority granted hereunder.

      The Trust hereby agrees that no person, partnership, Trust or other legal entity dealing with the Subadviser shall be bound to inquire into the Subadviser's power and authority hereunder and any such person, partnership, Trust or other legal entity shall be fully protected in relying on such power or authority unless such person, partnership, Trust or other legal entity has received prior written notice from the Trust that this Limited Power of Attorney has been revoked. This Limited Power of Attorney shall be revoked and terminated automatically upon the cancellation or termination of the Subadvisory Contract between the Trust and the Subadviser. Except as provided in the immediately preceding sentence, the powers and authorities herein granted may be revoked or terminated by the Trust at any time provided that no such revocation or termination shall be effective until the Subadviser has received actual notice of such revocation or termination in writing from the Trust.

      This Limited Power of Attorney constitutes the entire agreement between the Trust and the Subadviser, may be changed only by a writing signed by both of them, and shall bind and benefit their respective successors and assigns; provided, however, the Subadviser shall have no power or authority hereunder to appoint a successor or substitute attorney in fact for the Trust.

      This Limited Power of Attorney shall be governed and construed in accordance with the laws of the Commonwealth of Pennsylvania without reference to principles of conflicts of laws. If any provision hereof, or any power or authority conferred upon the Subadviser herein, would be invalid or unexercisable under applicable law, then such provision, power or authority shall be deemed modified to the extent necessary to render it valid or exercisable while most nearly preserving its original intent, and no provision hereof, or power or authority conferred upon the Subadviser herein, shall be affected by the invalidity or the non-exercisability of another provision hereof, or of another power or authority conferred herein.

      This Limited Power of Attorney may be executed in as many identical counterparts as may be convenient and by the different parties hereto on separate counterparts. This Limited Power of Attorney shall become binding on the Trust when the Trust shall have executed at least one counterpart and the Subadviser shall have accepted its appointment by executing this Limited Power of Attorney. Immediately after the execution of a counterpart original of this Limited Power of Attorney and solely for the convenience of the parties hereto, the Trust and the Subadviser will execute sufficient counterparts so that the Subadviser shall have a counterpart executed by it and the Trust, and the Trust shall have a counterpart executed by the Trust and the Subadviser. Each counterpart shall be deemed an original and all such taken together shall constitute but one and the same instrument, and it shall not be necessary in making proof of this Limited Power of Attorney to produce or account for more than one such counterpart.

      IN WITNESS WHEREOF, the Trust has caused this Limited Power of Attorney to be executed by its duly authorized officer as of the date first written above.

                                    FEDERATED INSURANCE SERIES


                                    By:   /s/ Richard B. Fisher
                                       ---------------------------------
                                    Name:  Richard B. Fisher
                                    Title:  Vice President



Accepted and agreed to March 1, 2002

FEDERATED GLOBAL INVESTMENT
MANAGEMENT CORP.


By:                          /s/ J. Christopher Donahue
                           ---------------------------------
Name:  J. Christopher Donahue
Title:  President

                                Schedule 1
                       to Limited Power of Attorney
                         dated as of March 1, 2002
                          by Federated Insurance
                         (the Trust "), acting on
                  behalf of each of the series portfolios
                       listed below, and appointing
               Federated Global Investment Management Corp.
                        the attorney-in-fact of the
                                   Trust


                         List of Series Portfolios
                        Federated Kaufmann Fund II